Exhibit 99.1

Pixelworks Reports Second Quarter 2023 Financial Results
Mobile Revenue Increased 109% Sequentially, Reaching a Record 50% of Total Revenue
PORTLAND, Ore., August 8, 2023 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the second quarter ended June 30, 2023.
Second Quarter and Recent Highlights
•Total revenue increased 37% sequentially, driven by triple-digit growth in sales of mobile visual processors to tier-one mobile OEM customers in support of previously and soon to be launched smartphone models
•Formally launched new IRX Gaming Experience brand and certification program for the mobile gaming ecosystem, representing a combination of Pixelworks’ visual processor solutions and in-depth game tuning services to facilitate outstanding visual performance for top mobile games and smartphones
•Xiaomi, in collaboration with MediaTek and Pixelworks Shanghai, pre-announced the Xiaomi Redmi K60 Ultra smartphone, incorporating Pixelworks’ X7 visual processor and newly launched IRX Gaming Experience device certification
•OPPO affiliate OnePlus previewed the scheduled launch of its OnePlus Ace2 Pro flagship smartphone, featuring simultaneous super frame rate and super-resolution functionality enabled by Pixelworks’ X7 visual processor
•Announced incorporation of Pixelworks' Rendering Accelerator SDK in Nuverse’s latest release of the popular mobile game, Crystal of Atlan (CoA), enabling exceptionally smooth 120fps gameplay with low power consumption
•Retained CITIC Securities, a leading investment bank in China, and formally began the required tutoring process in support of the planned future listing of Pixelworks Shanghai subsidiary on the STAR exchange
“The sequential growth in the quarter was primarily driven by increased shipments of our mobile ICs, which contributed to mobile revenue more than doubling and reaching a record 50% of total revenue,” stated Todd DeBonis, President and CEO of Pixelworks. “Our results also reflected the expected initial rebound from the low point in the cycle and the end of the smartphone inventory correction for Pixelworks.
“Also in the second quarter, we began ramping shipments to fulfill initial production orders from our fourth tier-one mobile customer, which is scheduled to officially launch its first model incorporating Pixelworks’ visual processing solutions later this month. Additionally, we continue to make headway on building-out a collaborative ecosystem around mobile gaming, as highlighted by the recent launch of Pixelworks’ IRX Gaming Experience brand. This new IRX branding and certification program represents an expansion of our ongoing mobile ecosystem initiatives and is specifically aimed at delivering higher consistency, quality and consumer awareness for Pixelworks as well as our content and OEM partners.

“Despite the generally subdued recovery of end market demand specifically in China, we remain optimistic about Pixelworks’ positioning and expanding prospects for the second half of the year. Specific to the third quarter, we are guiding for solid sequential top-line growth as the projector market continues to gradually recover and we further ramp mobile shipments in support of a healthy pipeline of design-ins on customers’ next-gen programs.”
Second Quarter Fiscal 2023 Financial Results
Revenue in the second quarter of 2023 was $13.6 million, compared to $10.0 million in the first quarter of 2023 and $19.1 million in the second quarter of 2022. The sequential increase in revenue was driven by strong growth in Pixelworks’ mobile business, while the year-over-year decline primarily reflected lower revenue contribution from the Company’s home and enterprise business due to an inventory correction in the projector market as well as the previously implemented end-of-life of products sold into the video delivery market.
On a GAAP basis, gross profit margin in the second quarter of 2023 was 40.3%, compared to 43.8% in the first quarter of 2023 and 49.0% in the second quarter of 2022. Second quarter 2023 GAAP operating expenses were $12.0 million, compared to $14.7 million in the first quarter of 2023 and $14.5 million in the year-ago quarter.
On a non-GAAP basis, second quarter 2023 gross profit margin was 40.5%, compared to 44.1% in the first quarter of 2023 and 49.3% in the year-ago quarter. Second quarter 2023 non-GAAP operating expenses were $10.7 million, compared to $13.6 million in the first quarter of 2023 and $12.9 million in the year-ago quarter.
For the second quarter of 2023, the Company recorded a GAAP net loss of $6.0 million, or ($0.11) per share, compared to a GAAP net loss of $9.4 million, or ($0.17) per share, in the first quarter of 2023, and a GAAP net loss of $5.0 million, or ($0.09) per share, in the year-ago quarter. Note, the Company refers to “net loss attributable to Pixelworks Inc.” as “net loss”.
For the second quarter of 2023, the Company recorded a non-GAAP net loss of $4.8 million, or ($0.09) per share, compared to a non-GAAP net loss of $8.2 million, or ($0.15) per share, in the first quarter of 2023, and a non-GAAP net loss of $3.3 million, or ($0.06) per share, in the second quarter of 2022.
Adjusted EBITDA in the second quarter of 2023 was a negative $4.0 million, compared to a negative $7.8 million in the first quarter of 2023 and a negative $2.4 million in the year-ago quarter.
Cash and cash equivalents at the end of the second quarter of 2023 were $54.5 million, compared to $62.8 million at the end of the first quarter of 2023 and $49.6 million at the end of the second quarter of 2022.
Business Outlook
The Company’s current business outlook, including guidance for the third quarter of 2023, will be discussed as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, August 8, 2023, at 2:00 p.m. Pacific Time. To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. Additionally, a live and archived audio webcast of the conference call will be accessible via the investors section of Pixelworks’ website at www.pixelworks.com.

About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks and the Pixelworks logo are trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude amortization of acquired intangible assets and stock-based compensation expense which are required under GAAP as well as the tax effect of the non-GAAP adjustments and the impact of non-GAAP adjustments to redeemable non-controlling interest. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks Inc. before interest income and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s businesses, including plans to seek a local public listing in China of the Company’s subsidiary and the market conditions for our products, particularly for the smartphone market. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: the actual performance of the smartphone market throughout 2023; our ability to execute on our strategy; our ability to obtain approval from the required agencies and organizations governing listing as a public company in one of the China exchanges; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; and the impact of the COVID-19 pandemic on our business and on our suppliers and customers. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Revenue, net	$13,605	$9,966	$19,078	$23,571	$35,706
Cost of revenue (1)	8,121	5,599	9,730	13,720	17,595
Gross profit	5,484	4,367	9,348	9,851	18,111
Operating expenses:
Research and development (2)	6,507	8,666	8,521	15,173	15,681
Selling, general and administrative (3)	5,468	6,072	6,024	11,540	11,508
Total operating expenses	11,975	14,738	14,545	26,713	27,189
Loss from operations	(6,491)	(10,371)	(5,197)	(16,862)	(9,078)
Interest income and other, net	473	671	101	1,144	263
Loss before income taxes	(6,018)	(9,700)	(5,096)	(15,718)	(8,815)
Provision (benefit) for income taxes	126	34	(88)	160	315
Net loss	(6,144)	(9,734)	(5,008)	(15,878)	(9,130)
Less: Net (income) loss attributable to non-controlling interests and redeemable non-controlling interests	107	338	—	445	(470)
Net loss attributable to Pixelworks Inc.	$(6,037)	$(9,396)	$(5,008)	$(15,433)	$(9,600)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.11)	$(0.17)	$(0.09)	$(0.28)	$(0.18)
Weighted average shares outstanding - basic and diluted	55,917	55,720	54,120	55,666	53,901
——————
(1) Includes:
Stock-based compensation	22	24	59	46	67
Amortization of acquired intangible assets	—	—	—	—	72
(2) Includes stock-based compensation	527	491	647	1,018	1,230
(3) Includes:
Stock-based compensation	710	651	989	1,361	1,447
Amortization of acquired intangible assets	—	—	—	—	18

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$5,484	$4,367	$9,348	$9,851	$18,111
Stock-based compensation	22	24	59	46	67
Amortization of acquired intangible assets	—	—	—	—	72
Total reconciling items included in gross profit	22	24	59	46	139
Non-GAAP gross profit	$5,506	$4,391	$9,407	$9,897	$18,250
Non-GAAP gross profit margin	40.5%	44.1%	49.3%	42.0%	51.1%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$11,975	$14,738	$14,545	$26,713	$27,189
Reconciling item included in research and development:
Stock-based compensation	527	491	647	1,018	1,230
Reconciling items included in selling, general and administrative:
Stock-based compensation	710	651	989	1,361	1,447
Amortization of acquired intangible assets	—	—	—	—	18
Total reconciling items included in operating expenses	1,237	1,142	1,636	2,379	2,695
Non-GAAP operating expenses	$10,738	$13,596	$12,909	$24,334	$24,494
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(6,037)	$(9,396)	$(5,008)	$(15,433)	$(9,600)
Reconciling items included in gross profit	22	24	59	46	139
Reconciling items included in operating expenses	1,237	1,142	1,636	2,379	2,695
Tax effect of non-GAAP adjustments	—	—	(1)	—	(4)
Non-GAAP net loss attributable to Pixelworks Inc.	$(4,778)	$(8,230)	$(3,314)	$(13,008)	$(6,770)

Non-GAAP net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.09)	$(0.15)	$(0.06)	$(0.23)	$(0.13)

Non-GAAP weighted average shares outstanding - basic and diluted	55,917	55,720	54,120	55,666	53,901

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2023		2023		2022		2023		2022
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.11)	$(0.11)	$(0.17)	$(0.17)	$(0.09)	$(0.09)	$(0.28)	$(0.28)	$(0.18)	$(0.18)
Reconciling items included in gross profit	—	—	—	—	—	—	—	—	—	—
Reconciling items included in operating expenses	0.02	0.02	0.02	0.02	0.03	0.03	0.04	0.04	0.05	0.05
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.09)	$(0.09)	$(0.15)	$(0.15)	$(0.06)	$(0.06)	$(0.23)	$(0.23)	$(0.13)	$(0.13)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	40.3%	43.8%	49.0%	41.8%	50.7%
Stock-based compensation	0.2	0.2	0.3	0.2	0.2
Amortization of acquired intangible assets	—	—	—	—	0.2
Total reconciling items included in gross profit	0.2	0.2	0.3	0.2	0.4
Non-GAAP gross profit margin	40.5%	44.1%	49.3%	42.0%	51.1%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(6,037)	$(9,396)	$(5,008)	$(15,433)	$(9,600)
Stock-based compensation	1,259	1,166	1,695	2,425	2,744
Tax effect of non-GAAP adjustments	—	—	(1)	—	(4)
Amortization of acquired intangible assets	—	—	—	—	90
Non-GAAP net loss attributable to Pixelworks Inc.	$(4,778)	$(8,230)	$(3,314)	$(13,008)	$(6,770)
EBITDA adjustments:
Depreciation and amortization	$1,077	$1,081	$1,126	$2,158	$2,166
Non-GAAP interest income and other, net	(473)	(671)	(101)	(1,144)	(263)
Non-GAAP provision (benefit) for income taxes	126	34	(87)	160	319
Adjusted EBITDA	$(4,048)	$(7,786)	$(2,376)	$(11,834)	$(4,548)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$54,477	$56,821
Accounts receivable, net	7,422	10,047
Inventories	5,530	1,760
Prepaid expenses and other current assets	2,693	3,745
Total current assets	70,122	72,373
Property and equipment, net	7,191	4,632
Operating lease right of use assets	5,640	3,331
Other assets, net	2,683	3,580
Goodwill	18,407	18,407
Total assets	$104,043	$102,323
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,431	$3,143
Accrued liabilities and current portion of long-term liabilities	9,018	8,849
Current portion of income taxes payable	431	519
Total current liabilities	10,880	12,511
Long-term liabilities, net of current portion	1,883	1,005
Deposit liability	13,214	13,537
Operating lease liabilities, net of current portion	3,588	2,148
Income taxes payable, net of current portion	929	872
Total liabilities	30,494	30,073
Redeemable non-controlling interest	27,708	28,919
Total Pixelworks, Inc. shareholders’ equity	21,590	32,422
Non-controlling interest	24,251	10,909
Total shareholders' equity	45,841	43,331
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$104,043	$102,323

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com